Macy’s, Inc. Announces Early Tender Results of Debt Tender Offer

NEW YORK—September 18, 2024—Macy’s, Inc. (NYSE:M) today announced the early tender results of the previously announced cash tender offer (the “Tender Offer”) by its wholly owned subsidiary, Macy’s Retail Holdings, LLC (the “Company”), for each series of notes listed in the table below (collectively, the “Notes”) for a combined aggregate purchase price of up to $220 million (excluding accrued and unpaid interest, which also will be paid to, but excluding, the applicable Settlement Date and excluding fees and expenses related to the Tender Offer) (the “Maximum Tender Offer Amount”), in the order of priority shown in the table.
The terms and conditions of the Tender Offer are described in an Offer to Purchase dated September 4, 2024 (the “Offer to Purchase”). The Tender Offer is subject to the satisfaction of certain conditions as set forth in the Offer to Purchase. Capitalized terms used in this press release and not defined herein have the meanings given to them in the Offer to Purchase.
The aggregate principal amount of Notes of each series that were validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on September 17, 2024 (the “Early Tender Date”), as reported by the tender agent, and the aggregate principal amount of each series of Notes the Company will accept for purchase on the Early Settlement Date (as defined below) are specified in the table below. The amount of each series of Notes the Company will accept for purchase on the Early Settlement Date (as defined below) will be subject to the applicable proration factor specified in the table below, as determined in accordance with the acceptance priority levels and the proration procedures described in the Offer to Purchase and in this press release.

CUSIP Numbers	Title of Security	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Principal Amount Tendered on or Prior to the Early Tender Date	Principal Amount Accepted on the Early Settlement Date	Total Tender Offer Consideration(1)	Approximate Proration Factor(2)
55616XAB3	6.79% Senior Debentures due 2027	$71,167,000	1	$10,490,000	$10,490,000	$1,017.50	100.0%
55616XAC1	7.00% Senior Debentures due 2028	$104,148,000	2	$10,201,000	$10,201,000	$1,015.00	100.0%
55617LAC6 U5562LAB5 55617LAD4	6.70% Senior Exchanged Debentures due 2028	$72,906,000	3	$19,120,000	$19,120,000	$980.00	100.0%
577778BH5	6.70% Senior Debentures due 2028	$29,005,000	3	$832,000	$832,000	$980.00	100.0%
31410HAQ4	6.90% Senior Debentures due 2029	$79,197,000	4	$7,199,000	$7,199,000	$982.50	100.0%
55617LAP7 U5562LAG4	5.875% Senior Notes due 2029	$500,000,000	5	$292,179,000	$173,646,000	$992.50	59.5%
55617LAE2 U5562LAC3 55617LAF9	8.75% Senior Exchanged Debentures due 2029	$13,000,000	6	$10,000,000	–	–	–
577778BL6	8.75% Senior Debentures due 2029	$151,000	6	–	–	–	–
55617LAQ5 U5562LAH2	5.875% Senior Notes due 2030	$425,000,000	7	$160,113,000	–	–	–

(1)Per $1,000 principal amount of Notes validly tendered on or before the Early Tender Date, not validly withdrawn and accepted for purchase for each Series. Includes the Early Tender Premium of $30.00 per $1,000 principal amount of Notes and excludes accrued and unpaid interest to, but, excluding, the Early Settlement Date, which will also be paid on the Early Settlement Date.
(2)Rounded to the nearest tenth of a percentage point for presentation purposes.

Although the Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on October 2, 2024 (the “Expiration Date”), because holders of Notes subject to the Tender Offer validly tendered and did not validly withdraw Notes on or before the Early Tender Date in an amount that exceeds the Maximum Tender Offer Amount, the Company does not expect to accept for purchase any tenders of Notes after the Early Tender Date.
The settlement date for Notes validly tendered and not validly withdrawn on or prior to the Early Tender Date and accepted for purchase will be September 19, 2024 (the “Early Settlement Date”), subject to the satisfaction or waiver of all conditions to the Tender Offer described in the Offer to Purchase. Subject to the terms and conditions of the Tender Offer, holders who tendered their Notes on or prior to the Early Tender Date and whose Notes are accepted for purchase will receive the applicable total tender offer consideration set forth in the table above for each $1,000 principal amount of Notes accepted for purchase pursuant to the Tender Offer (the “Total Tender Offer Consideration”), which includes an early tender premium of $30.00 per $1,000 principal amount of Notes. In addition to the applicable Total Tender Offer Consideration, all holders of Notes accepted for purchase on the Early Settlement Date will receive accrued and unpaid interest on their Notes purchased from the last interest payment date with respect to such Notes up to, but not including, the Early Settlement Date.
The total principal amount of Notes validly tendered and not validly withdrawn as of the Early Tender Date has an aggregate purchase price exceeding the Maximum Tender Offer Amount. As a result, and based on the terms and conditions of the Tender Offer:
•all of the 6.79% Senior Debentures due 2027 that were tendered as of the Early Tender Date will be accepted for purchase on the Early Settlement Date;
•all of the 7.00% Senior Debentures due 2028 that were tendered as of the Early Tender Date will be accepted for purchase on the Early Settlement Date;
•all of the 6.70% Senior Exchanged Debentures due 2028 that were tendered as of the Early Tender Date will be accepted for purchase on the Early Settlement Date;
•all of the 6.70% Senior Debentures due 2028 that were tendered as of the Early Tender Date will be accepted for purchase on the Early Settlement Date;
•all of the 6.90% Senior Debentures due 2029 that were tendered as of the Early Tender Date will be accepted for purchase on the Early Settlement Date;
•$173,646,000 aggregate principal amount of the 5.875% Senior Notes due 2029 that were tendered as of the Early Tender Date will be accepted for purchase on the Early Settlement Date;
•none of the 8.75% Senior Exchanged Debentures due 2029 that were tendered as of the Early Tender Date will be accepted for purchase on the Early Settlement Date;
•none of the 8.75% Senior Debentures due 2029 that were tendered as of the Early Tender Date will be accepted for purchase on the Early Settlement Date;
•none of the 5.875% Senior Notes due 2030 that were tendered as of the Early Tender Date will be accepted for purchase on the Early Settlement Date; and
•no Notes tendered after the Early Tender Date and prior to the Expiration Date (as defined below) will be accepted for purchase in the Tender Offer.

Any Notes tendered but not accepted for purchase in the Tender Offer will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company and otherwise returned in accordance with the Offer to Purchase.
The Company intends to use cash on hand to provide the total amount of funds required to purchase the Notes subject to the Tender Offer, to pay all accrued and unpaid interest on the Notes, and to pay all fees and expenses in connection therewith.
Wells Fargo Securities, BofA Securities, US Bancorp and UBS Investment Bank are the Dealer Managers for the Tender Offer. Global Bondholder Services Corporation is acting as Tender Agent and Information Agent. Persons with questions regarding the Tender Offer should contact Wells Fargo Securities at (collect) (704) 410-4759, (toll-free) (866) 309-6316 or by email to liabilitymanagement@wellsfargo.com; BofA Securities at (collect) (646) 743-0698 or (toll-free) (888) 292-0070; US Bancorp at (collect) (917) 558-2756, (toll-free) (800) 479-3441 or by email to liabilitymanagement@usbank.com; UBS Investment Bank at (collect) (212) 882-5723 or (toll free) (833) 690-0971. Requests for copies of the Offer to Purchase or questions regarding the tendering of Notes should be directed to Global Bondholder Services Corporation at (toll-free) (855) 654-2014, (for banks and brokers) (212) 430-3774 or by email to contact@gbsc-usa.com.
This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. Further, nothing contained herein shall constitute a notice of redemption of the Notes. The Tender Offer is made only by the Offer to Purchase and the information in this press release is qualified by reference to the Offer to Purchase. None of Macy’s, Inc. or its affiliates, their respective boards of directors, the Dealer Managers, the Tender Agent, the Information Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither Macy’s, Inc. nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.
About Macy’s, Inc.
Macy’s, Inc. (NYSE: M) is a trusted source for quality brands through our iconic nameplates – Macy’s, Bloomingdale’s and Bluemercury. Headquartered in New York City, our comprehensive digital and nationwide footprint empowers us to deliver a seamless shopping experience for our customers. For more information, visit macysinc.com.
Forward-Looking Statements
All statements in this press release that are not statements of historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. These risks and uncertainties include, but are not limited to, the ability to complete the Tender Offer and general market conditions which might affect the Tender Offer. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including Macy’s ability to successfully implement A Bold New Chapter strategy, including the ability to realize the anticipated benefits within the expected time frame or at all, conditions to, or changes in the timing of proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of potential changes to trade policies, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet and catalogs and general consumer spending levels, including the impact of the availability and level of consumer debt, possible systems failures and/or security breaches, the potential for the incurrence of charges in connection with the impairment of tangible and intangible assets, including goodwill, declines in credit card revenues, Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, and regional political and economic conditions, the effect of weather, inflation, inventory shortage, and labor shortages, the amount and timing of future dividends and share repurchases, our ability to execute on our strategies or achieve expectations related to environmental, social, and governance matters, and other factors identified in documents filed by Macy’s with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in Macy’s Annual Report on Form 10-K for the year ended February 3, 2024. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contacts
Media – Chris Grams
communications@macys.com
Investors – Pamela Quintiliano
investors@macys.com

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